Exhibit 99.1

Press Release
Trident Microsystems Reports Second Quarter of Fiscal Year 2008 Results
Santa Clara, Calif. — January 31, 2008: Trident Microsystems, Inc. (NASDAQ: TRID), a leader in high-performance semiconductor system solutions for the multimedia and digital television markets, today announced results for the second fiscal quarter of 2008, ended December 31, 2007. For the second quarter of fiscal 2008, the company reported net revenues of $75 million, representing a sequential decrease of 15 percent compared to net revenues of $88 million in the quarter ended September 30, 2007 and a 10% year-over-year increase from the $68 million reported in the quarter ended December 31, 2006.
For the second quarter of fiscal 2008, net income of $7.3 million was recorded on a generally accepted accounting (“GAAP”) basis, or $0.12 per share on a diluted basis, which included $8.4 million in stock-based compensation expense, $2.9 million in legal and accounting fees related to the company’s investigation into its historical stock option practices, $1.7 million relating to amortization of intangible assets and a $0.8 million gain from the sale of equity investments. This compares to net income of $10.1 million in the quarter ended September 30, 2007, on a GAAP basis, or $0.16 per share on a diluted basis, which included $10.4 million in stock-based compensation expense, $3.8 million in legal and accounting fees related to the company’s investigation into its historical stock option practices, $1.7 million relating to amortization of intangible assets and a $1.8 million gain from a cash dividend received as a shareholder of United Microelectronics Corporation.
Non-GAAP net income for the second quarter of fiscal 2008 was $19.4 million or $0.30 per share on a diluted basis, and excludes the items noted above. This compares to non-GAAP net income of $24.1 million or $0.37 per share on a diluted basis, in the first quarter of fiscal 2008 and to $18.1 million or $0.28 per share in the second quarter of fiscal 2007. Reconciliation between net income on a GAAP basis and non-GAAP net income is provided in a table following the non-GAAP Condensed Consolidated Statements of Income.
“Our second quarter results mark a period of solid financial performance for Trident. We exceeded the top end of our revenue guidance, held gross margins flat with the previous quarter, delivered non-GAAP net income of $19.4 million, and increased our cash position by 16% to $186 million over the prior quarter,” said Sylvia D. Summers, Trident’s Chief Executive Officer.
“Going forward, Trident will be in a period of product transition as we move to develop and deliver more SoC solutions. We foresee a more competitive environment ahead and expect our results to be impacted in calendar year 2008. Our intention is to leverage our technology leadership and focus our resources on implementing an aggressive plan for strategic growth in 2009.”
Current Outlook
Trident’s outlook for the second half of fiscal 2008 is based on current expectations and subject to various factors, including those set forth in the Forward-Looking Statement below.
—	Trident expects net revenues for the second half of fiscal 2008 to be in the range of approximately $100-110 million.

—	Non-GAAP gross margins are projected to decrease to the 45-47% range for this period. As the company’s SoC products ramp and the market matures, in the future, gross margins are projected to reach a level closer to 40%.

—	Non-GAAP R&D expenses, for the second half of fiscal 2008, are projected to be approximately $11-14 million per quarter driven primarily by increased spending on NRE and further investing in engineering resources in the company’s China development centers.

—	Non-GAAP SG&A expenses are projected to remain flat at approximately $6-7 million per Quarter in the second half of fiscal 2008.
Use of Non-GAAP Financial Information
To supplement the consolidated financial results prepared under GAAP, Trident uses a non-GAAP conforming, or non-GAAP, measure of net income that is GAAP net income adjusted to exclude certain costs, expenses and gains. Non-GAAP net income gives an indication of Trident’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. In addition, non-GAAP net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. Trident computes non-GAAP net income by adjusting GAAP net income for compensation expense, expenses related to the stock option investigation and related matters and those related to the acquisition of Trident’s minority interest held in its Taiwanese subsidiary (“TTI”), including amortization of intangible assets, capital gains and dividend income. A reconciliation between net income on a GAAP basis and non-GAAP net income is provided in a table following non-GAAP Consolidated Statements of Income.
Investor Conference Call
Trident will host a conference call today, January 31, 2008, at 2:00 p.m. PT/ 5:00 p.m. ET to discuss the quarterly results. Shareholders may participate in the call by calling 866-314-9013 or 617-213-8053 and entering passcode 34519135. This call is being webcasted by Thomson/CCBN and can be accessed at Trident’s web site at: http://www.tridentmicro.com. The webcast is also being distributed through the Thomsom StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com). A replay of the conference call will be available from 5:00 p.m. PT January 31, 2008 until midnight Pacific Time, on February 14, 2008 and can be accessed by calling 888-286-8010 (domestic) or 617-801-6888 (international) using access code 98368718.

Forward-Looking Information
This press release contains forward-looking statements, including statements regarding financial expectations for the second half of fiscal year 2008, the status of the market, Trident’s market share, Trident’s ability to develop and deliver SoC solutions, Trident’s ability to leverage its technology leadership to take advantage of the market changes and achieve its aggressive plan for strategic growth in 2009, challenges and competition that Trident faces in its markets, and Trident’s expectations regarding the market for its products and product introductions. The forward-looking statements above are subject to certain risks and uncertainties, and actual results could vary materially depending on a number of factors. These risks include, in particular, the timing of product introductions, the failure to obtain design wins among major OEMs for Trident’s products, and competitive pressures, including pricing and competitors’ new product introductions.
Additional factors that may affect Trident’s business are described in detail in Trident’s filings with the Securities and Exchange Commission available at www.sec.gov.
About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarters in Santa Clara, California, designs, develops and markets digital media for the masses in the form of multimedia integrated circuits (ICs) for PCs and digital processing ICs for TVs and TV monitors. Trident’s products are sold to a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products, please consult the Company’s web site: http://www.tridentmicro.com.
NOTE: Trident is a registered trademark of Trident Microsystems, Inc., HiDTV™, DPTV(TM), SVP(TM) WX, SVP(TM) UX, SVP(TM) PXP and SVP(TM) CX are trademarks of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.
For More Information
The Blueshirt Group for Trident Microsystems
Suzanne Craig
Tel: +1-415-217-7722
Email: Suzanne@blueshirtgroup.com
Web site: http://www.tridentmicro.com

Trident Microsystems, Inc.
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except per share data)	2007	2007	2006	2007	2006

Net revenues	$74,984	$88,174	$68,260	$163,158	$139,623
Cost of revenues	38,602	45,035	33,647	83,637	69,678

Gross profit	36,382	43,139	34,613	79,521	69,945
Gross margin	48.5%	48.9%	50.7%	48.7%	50.1%
Research and development expenses	12,633	13,912	10,973	26,545	20,376
% of net revenues	16.8%	15.8%	16.1%	16.3%	14.6%
Selling, general and administrative expenses	13,970	17,301	12,864	31,271	25,523
% of net revenues	18.6%	19.6%	18.8%	19.2%	18.3%

Income from operations	9,779	11,926	10,776	21,705	24,046
% of net revenues	13.0%	13.5%	15.8%	13.3%	17.2%
Interest and other income, net	2,387	3,692	1,301	6,079	3,593

Income before income taxes	12,166	15,618	12,077	27,784	27,639
% of net revenues	16.2%	17.7%	17.7%	17.0%	19.8%
Provision for income taxes	4,916	5,559	4,848	10,475	9,707
% of net revenues	6.6%	6.3%	7.1%	6.4%	7.0%

Income before cumulative effect of change in accounting principle	7,250	10,059	7,229	17,309	17,932
% of net revenues	9.7%	11.4%	10.6%	10.6%	12.8%
Cumulative effect of change in accounting principle	—	—	—	—	(190)
% of net revenues	0.0%	0.0%	0.0%	0.0%	(0.1)%

Net income	$7,250	$10,059	$7,229	$17,309	$17,742
% of net revenues	9.7%	11.4%	10.6%	10.6%	12.7%

Basic net income per share
Prior to cumulative effect of change in accounting principle	$0.12	$0.17	$0.13	$0.30	$0.31
Cumulative effect of change in accounting principle	—	—	—	—	—

Basic net income per share	$0.12	$0.17	$0.13	$0.30	$0.31

Common shares used in computing basic
per share amounts	59,269	58,851	57,748	58,617	57,527

Diluted net income per share
Prior to cumulative effect of change in accounting principle	$0.12	$0.16	$0.11	$0.28	$0.28
Cumulative effect of change in accounting principle	—	—	—	—	—

Diluted net income per share	$0.12	$0.16	$0.11	$0.28	$0.28

Common and common equivalent shares used in computing diluted per share amounts under GAAP basis	62,747	63,605	63,501	62,924	63,316

Trident Microsystems, Inc.
Non-GAAP Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except per share data)	2007	2007	2006	2007	2006

Net revenues	$74,984	$88,174	$68,260	$163,158	$139,623
Cost of revenues	37,067	43,398	32,127	80,465	66,672

Gross profit	37,917	44,776	36,133	82,693	72,951
Gross margin	50.6%	50.8%	52.9%	50.7%	52.2%
Research and development expenses	9,036	9,858	8,659	18,894	15,885
% of net revenues	12.1%	11.2%	12.7%	11.6%	11.4%
Selling, general and administrative expenses	6,144	7,135	5,829	13,279	12,805
% of net revenues	8.2%	8.1%	8.5%	8.1%	9.2%

Income from operations	22,737	27,783	21,645	50,520	44,261
% of net revenues	30.3%	31.5%	31.7%	31.0%	31.7%
Interest and other income, net	1,628	1,909	1,301	3,537	3,593

Income before income taxes	24,365	29,692	22,946	54,057	47,854
% of net revenues	32.5%	33.7%	33.6%	33.1%	34.3%
Provision for income taxes	4,916	5,559	4,848	10,475	9,707
% of net revenues	6.6%	6.3%	7.1%	6.4%	7.0%

Net income	19,449	24,133	18,098	43,582	38,147
% of net revenues	25.9%	27.4%	26.5%	26.7%	27.3%

Basic net income per share	$0.33	$0.41	$0.31	$0.74	$0.66
Common shares used in computing basic
per share amounts	59,269	58,851	57,748	58,617	57,527

Diluted net income per share	$0.30	$0.37	$0.28	$0.68	$0.59
Common and common equivalent shares used in computing diluted per share amounts under non-GAAP basis (a)	63,988	65,148	64,661	64,075	64,603

(a)	Common and common equivalent shares used to calculate non-GAAP diluted net income per share excluded all the unamortized stock compensation of stock options and restricted shares when determining whether the awards are anti-dilutive. We also excluded unamortized stock compensation from the assumed proceeds under the treasury stock method. Non-GAAP results in the prior periods have been adjusted to reflect such exclusion.

Trident Microsystems, Inc.
A reconciliation between net income on a GAAP basis and a non-GAAP basis is as follows:

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except per share data, unaudited)	2007	2007	2006	2007	2006
GAAP net income	$7,250	$10,059	$7,229	$17,309	$17,742

Amortization of intangibles
Cost of revenues	1,485	1,486	1,385	2,971	2,770
Selling, general and administrative expenses	167	167	134	334	268

Total amortization of intangibles (1)	1,652	1,653	1,519	3,305	3,038

Stock-based compensation expense
Cost of revenues	50	151	135	201	236
Research and development	3,597	4,054	2,314	7,651	4,491
Selling, general and administrative expenses	4,756	6,238	1,179	10,994	2,501

Total stock-based compensation expense (2)	8,403	10,443	3,628	18,846	7,228
Interest and other income, net (3)	(759)	(1,783)	—	(2,542)	—
Stock options related professional fees	2,903	3,761	5,722	6,664	9,949
Cumulative effect of change in accounting principle (4)	—	—	—	—	190

Non-GAAP net income	$19,449	$24,133	$18,098	$43,582	$38,147

Basic net income per share	$0.33	$0.41	$0.31	$0.74	$0.66
Common shares used in computing basic per share amounts	59,269	58,851	57,748	58,617	57,527

Diluted net income per share	$0.30	$0.37	$0.28	$0.68	$0.59
Common and common equivalent shares used in computing diluted per share amounts under non-GAAP basis	63,988	65,148	64,661	64,075	64,603

(1)	Amortization of intangible assets represents the amortization of identifiable intangible assets, acquired from the purchase of the minority interests of the Company’s TTI subsidiary during fiscal year ended June 30, 2005. Management deemed that these acquisition related charges are not related to Trident’s core operating performance and it is appropriate to exclude those charges from Trident’s non-GAAP financial measures, as it enhances the ability of investors to compare Trident’s period-over-period operating results.

(2)	Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. Stock-based compensation is an expense that varies in amount from period to period and is dependent on market forces that are often beyond Trident’s control. Hence, management excludes this item from the non-GAAP financial measures, as it enhances the ability of investors to compare Trident’s period-over-period operating results.

(3)	Capital gain and dividend income are excluded from the non-GAAP net income calculation. Management believes that such dividend income and gains/losses on the sale of Trident’s investments are not related to the ongoing business and operating performance of Trident. As such, management believes that it is appropriate to exclude investment-related gains/losses and dividend income from Trident’s non-GAAP financial measures. Management deemed that it can enhance the ability of investors to compare Trident’s period-over-period operating results.

(4)	The adoption of EITF 06-2 , Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43, Accounting for Compensated Absences, resulted in a cumulative effect from an accounting change of $0.2 million on sabbatical expenses for which expenses had already been recorded. Management deemed that those charges from the initial adoption of EITF 06-2 are not related to the ongoing business and operating performance of Trident.

Trident Microsystems, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	December 31,	September 30,	December 31,
(In thousands)	2007	2007	2006

ASSETS
Current assets Cash and cash equivalents	$185,512	$160,261	$137,554
Short-term investment — UMC	36,233	41,960	51,990
Short-term investment — Others	717	1,435	—
Accounts receivable, net	15,747	29,131	8,665
Inventories	12,092	19,150	12,648
Prepaid expenses and other current assets	17,594	22,790	12,640
Deferred income taxes	83	83	622

Total current assets	267,978	274,810	224,119

Property and equipment, net	23,143	22,441	6,772
Intangible assets, net	9,540	11,192	16,152
Investments — other	2,079	2,597	4,280
Deferred income taxes	338	338	947
Other assets	5,940	8,573	12,979

Total assets	$309,018	$319,951	$265,249

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$13,704	$27,474	$14,608
Accrued expenses	21,608	28,383	32,621
Income taxes payable	19,618	17,516	37,224

Total current liabilities	54,930	73,373	84,453
Long-term income taxes payable (1)	21,937	21,404	—
Deferred income tax liabilities	83	1,557	1,604

Total liabilities	76,950	96,334	86,057

Stockholders’ equity
Capital stock	197,907	191,851	169,238
Retained earnings	36,107	28,857	6,422
Accumulated other comprehensive income/(loss)	(1,946)	2,909	3,532

Total stockholders’ equity	232,068	223,617	179,192

Total liabilities and stockholders’ equity	$309,018	$319,951	$265,249

(1)	On July 1, 2007, the Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). Implementation of FIN 48 resulted in the reclassification of 21.9 million to “Long-term income taxes payable”.